UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 25, 2020

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.10 per share	PKBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2020, the Board of Directors of the Corporation adopted an amendment to Article II of Corporation’s Bylaws. Article II was amended to add a new Section 16 which provides that the Board of Directors may determine that a meeting of stockholders will not be held at any specified place, but instead may be held solely by means of remote communication; provided, that, a state of emergency has been declared by the Governor of New Jersey. This amendment to the Bylaws will allow stockholders to participate in an annual meeting of stockholders or a special meeting of stockholders by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same.

The foregoing summary of the amendment to the Corporation’s Bylaws is not complete and is qualified in its entirety by reference to the complete text of such amendment, which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit 3.1 Article II, Section 16 of the Bylaws of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.

Date:March 26, 2020	By:	/s/ Vito S. Pantilione
Vito S. Pantilione President and Chief Executive Officer (Duly Authorized Representative)